EXHIBIT 2



                      AGREEMENT AND PLAN OF REORGANIZATION


                                  by and among


                           1st Net Technologies, Inc.
                             a Colorado corporation



                                       and



                                VOS Systems, Inc.
                            a California corporation











                         Effective as of August 30, 2004

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into this 30th day of August, 2004, by and among 1st Net Technologies, Inc., a Colorado corporation ("FNTT") and VOS Systems, Inc., a California corporation, ("VOSS"), and the shareholders of VOS Systems, Inc. hereafter referred to collectively as the "Shareholders."

                                    Premises

     A. This Agreement provides for the reorganization of VOSS with FNTT, with FNTT adopting the name VOS Systems, Inc., and in connection therewith, the exchange of the outstanding common stock of VOSS for shares of common voting stock of FNTT, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended.

     B. The Shareholders own 100% of the issued and outstanding capital stock of VOSS.

     C. The board of directors of VOSS with respect to VOSS, the board of directors of FNTT with respect to FNTT, and the Shareholders have determined, subject to the terms and conditions set forth in this Agreement, that the exchange of shares contemplated hereby, is desirable and in the best interests of the stockholders of VOSS and FNTT. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed exchange.


                                    Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I
               REPRESENTATIONS, COVENANTS AND WARRANTIES OF VOSS


     As an inducement to and to obtain the reliance of FNTT, VOSS and the Shareholders represent and warrant as follows:

     Section 1.1 Organization. VOSS is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the VOSS Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of VOSS as in effect on the date hereof. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of VOSS's articles of incorporation or bylaws. VOSS has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2 Capitalization. The authorized capitalization of VOSS consists of 49,000,000 common shares, no par value per share and 1,000,000 preferred shares, no par value per share. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. VOSS has no other securities, warrants or options authorized or issued other than as set forth in the VOSS Schedules.

     Section 1.3 Subsidiaries and Predecessor Corporations. Except as otherwise set forth in the VOSS Schedules or as previously provided to FNTT, VOSS does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.4 Financial Statements.

          (a) Included in the VOSS Schedules are the audited financial statements of FNTT for the period ending September 30, 2003.

          (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The VOSS balance sheets present fairly as of their respective dates the financial condition of VOSS. VOSS did not have as of the date of any of such VOSS balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of VOSS, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (c) The books and records, financial and others, of VOSS are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

          (d) VOSS has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

     Section 1.5 Information. The information concerning VOSS set forth in this Agreement and in the VOSS Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 1.6 Options and Warrants. Except as set forth in the VOSS Schedules, there are no existing options, warrants, calls or commitments of any character to which VOSS is a party and by which it is bound.

     Section 1.7 Absence of Certain Changes or Events. Except as set forth in this Agreement, the VOSS Schedules, or as otherwise disclosed to FNTT:

          (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of VOSS; or (ii) any damage, destruction or loss to VOSS (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of VOSS;

          (b) VOSS has not: (i) amended its articles of incorporation or bylaws;
     (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of VOSS;
     (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

          (c) VOSS has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent VOSS balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of VOSS; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

          (d) to the best knowledge of VOSS, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of VOSS.

     Section 1.8 Title and Related Matters. VOSS has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the VOSS Schedules free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the VOSS Schedules. Except as set forth in the VOSS Schedules, VOSS owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever any and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with VOSS's business. Except as set forth in the VOSS Schedules, no third party has any right to, and VOSS has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of VOSS or any material portion of its properties, assets or rights. The Shareholders have good and marketable title to 100% of the issued and outstanding common shares of VOSS which represent all of the capital shares of VOSS issued and outstanding and all such common shares are free and clear of any lien or encumbrance and can legally be delivered by the Shareholders without restriction pursuant to the terms and the conditions of this Agreement.

     Section 1.9 Litigation and Proceedings. Except as set forth in this Agreement, the VOSS Schedules, or as otherwise disclosed to FNTT; to the best of VOSS's and the Shareholders' knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against VOSS or affecting VOSS or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition or income of VOSS. VOSS does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.10 Contracts.

          (a) Except as included or described in the VOSS Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which VOSS is a party or by which it or any of its assets, products, technology or properties are bound;

          (b) except as included or described in the VOSS Schedules or reflected in the most recent VOSS balance sheet, VOSS is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which VOSS is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $5,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $5,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of VOSS; or (viii) contract, agreement or other commitment involving payments by it of more than $5,000 in the aggregate; and

          (c) to VOSS's and the Shareholders' knowledge, all contracts, agreements, franchises, license agreements and other commitments to which VOSS is a party or by which its properties are bound and which are material to the operations of VOSS taken as a whole, are valid and enforceable by VOSS in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     Section 1.11 Material Contract Defaults. Except as set forth in the VOSS Schedules, to the best of VOSS's and the Shareholders' knowledge and belief, VOSS is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of VOSS, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which VOSS has not taken adequate steps to prevent such a default from occurring.

     Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which VOSS is a party or to which any of its properties or operations are subject.

     Section 1.13 Governmental Authorizations. To the best of VOSS's and the Shareholders' knowledge, VOSS has all licenses, franchises, permits or other governmental authorizations legally required to enable VOSS to conduct its business in all material respects as conducted on the date hereof. Except for compliance with provincial, federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by VOSS of this Agreement and the consummation by VOSS of the transactions contemplated hereby.

     Section 1.14 Compliance With Laws and Regulations. To the best of VOSS's and the Shareholders' knowledge, except as disclosed in the VOSS Schedules, VOSS has complied with all applicable statutes and regulations of any provincial, federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of VOSS or would not result in VOSS's incurring any material liability.

     Section 1.15 Insurance. All of the insurable properties owned either directly or indirectly by VOSS are insured for VOSS's benefit in accordance with the insurance policies disclosed in the VOSS Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date. Insurance exists only to the extent disclosed on such schedules.

     Section 1.16 Approval of Agreement The board of directors and shareholders of VOSS have authorized the execution and delivery of this Agreement by VOSS and have approved the transactions contemplated hereby.

     Section 1.17 Material Transactions or Affiliations. Except as disclosed herein and in the VOSS Schedules, there exists no material contract, agreement or arrangement between VOSS and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by VOSS to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of VOSS and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to VOSS than terms available from otherwise unrelated parties in arms-length transactions. There are no commitments by VOSS, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 1.18 Labor Relations. VOSS has never had a work stoppage resulting from labor problems. To the best knowledge of VOSS, no union or other collective bargaining organization is organizing or attempting to organize any employee of VOSS.

     Section 1.19 Previous Sales of Securities. Since inception, VOSS has sold or otherwise issued 8,664,116 common shares to investors and warrants for the issuance of up to 1,800,000 common shares, exercisable at various prices, in reliance upon applicable exemptions from the registration requirements under the laws of the United States and Canada and all such sales were made in accordance with the laws of said jurisdictions.

     Section 1.20 Current Sales of Securities. Currently, VOSS is selling or otherwise issuing a maximum of 3,350,000 common shares to accredited investors only in a private offering, in reliance upon applicable exemptions from the registration requirements under the laws of the United States.

     Section 1.21 VOSS Schedules. Upon execution hereof, VOSS will deliver to FNTT the following schedules, which are collectively referred to as the "VOSS Schedules" and which consist of schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of VOSS as complete, true and correct in all material respects:

          (a) copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of VOSS or such other corporate documentation and records required to maintain VOSS in good standing in the State of California;

          (b) a list indicating the names and addresses of the stockholders of VOSS, together with the number of shares owned by them;

          (c) copies of all licenses, permits and other governmental authorizations, requests or applications therefore, pursuant to which VOSS carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of VOSS);

          (d) a list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $5,000 as may affect VOSS, its properties or assets;

          (e) a list of all executive employees of VOSS, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

          (f) a description of all real and personal property owned by VOSS, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

          (g) copies of all material contracts, leases, agreements or other instruments to which VOSS is a party or by which it or its properties are bound;

          (h) the name and location of each bank or other institution with which VOSS has an account or safety deposit box and the names of all persons authorized to draw thereon or having access thereto;

          (i) a copy of all material documentation relating to the sale of common shares provided by VOSS to its present stockholders;

          (j) a list of insurance policies referred to in Section 1.15;

          (k) a description of any material adverse change in the business operations, property, inventory, assets or condition of VOSS since incorporation; and

          (l) any other information, together with any required copies of documents required to be disclosed in the VOSS Schedules by Sections 1.1 through 1.20.


     VOSS shall cause the VOSS Schedules and the instruments and data delivered to FNTT hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

                                   ARTICLE II
               REPRESENTATIONS, COVENANTS AND WARRANTIES OF FNTT


     As an inducement to, and to obtain the reliance of VOSS, FNTT represents and warrants as follows:

     Section 2.1 Organization. FNTT is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the FNTT Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of FNTT as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of FNTT's articles of incorporation or bylaws. FNTT has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. FNTT has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplated.

     Section 2.2 Capitalization. The authorized capitalization of FNTT consists of 40,000,000 shares of common stock, par value $0.001 per share, 10,000,000 shares of preferred stock, par value $.001 per share. FNTT has the authority to issue 1,000,000 shares of Series A preferred stock. No preferred shares of FNTT are issued and outstanding. As of the date hereof there are 6,395,357 common shares of FNTT issued and outstanding.

     Section 2.3 Subsidiaries. Except as otherwise set forth in the FNTT Schedules or as previously provided to VOSS, FNTT does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 2.4 Financial Statements.

          (a) Included in the FNTT Schedules are the audited financial statements of FNTT for the period ending December 31, 2003.

          (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The FNTT balance sheets present fairly as of their respective dates the financial condition of FNTT. FNTT did not have as of the date of any of such FNTT balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of FNTT, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (c) The books and records, financial and others, of FNTT are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

          (d) FNTT has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties). Other than those expressly included in the FNTT Schedules

          (e) As of the Closing Date, as defined herein, the FNTT balance sheets and the notes thereto, shall reflect that FNTT has: (i) no receivables;
     (ii) no accounts payable; and (iii) no contingent liabilities, direct or indirect, matured or unmatured. Other than those expressly included in the FNTT Schedules

     Section 2.5 Information. The information concerning FNTT as set forth in this Agreement and in the FNTT Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6 Options and Warrants. Other than as previously disclosed by FNTT to VOSS and as otherwise included in the FNTT Schedules, there are no existing options, warrants, calls or commitments of any character to which FNTT is a party and by which it is bound.

     Section 2.7 Absence of Certain Changes or Events. Except as described herein or in the FNTT Schedules:

          (a) FNTT has not: (i) amended its articles of incorporation or bylaws;
     (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of FNTT; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

          (b) FNTT has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; or (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

          (c) to the best knowledge of FNTT, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of FNTT.

     Section 2.8 Title and Related Matters. FNTT has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the FNTT Schedules free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the FNTT Schedules. Except as set forth in the FNTT Schedules, FNTT owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever any and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with FNTT's business. Except as set forth in the FNTT Schedules, no third party has any right to, and FNTT has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of FNTT or any material portion of its properties, assets or rights.

     Section 2.9 Litigation and Proceedings. Except as described herein or in the FNTT Schedules: There are no actions, suits or proceedings pending or, to the best of FNTT's knowledge and belief, threatened by or against or affecting FNTT, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of FNTT. FNTT does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.10 Contracts. On the Closing Date:

          (a) there are no material contracts, agreements, franchises, license agreements, or other commitments to which FNTT is a party or by which it or any of its properties are bound.

          (b) FNTT is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as FNTT can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of FNTT; and

          (c) FNTT is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of FNTT; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

     Section 2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which FNTT is a party or to which any of its properties or operations are subject.

     Section 2.12 Material Contract Defaults. To the best of FNTT's knowledge and belief, FNTT is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of FNTT, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which FNTT has not taken adequate steps to prevent such a default from occurring.

     Section 2.13 Governmental Authorizations. To the best of FNTT's knowledge, FNTT has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by FNTT of the transactions contemplated hereby.

     Section 2.14 Compliance With Laws and Regulations. To the best of FNTT's knowledge and belief, FNTT has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of FNTT or would not result in FNTT's incurring any material liability. Further, FNTT is, as of the date of this Agreement, a "reporting company" under Section 12 of the Securities Exchange Act of 1934, as amended, and is current in filing all reports required to be filed pursuant to said Act.

     Section 2.15 Insurance. All of the insurable properties owned either directly or indirectly by FNTT are insured for FNTT's benefit in accordance with the insurance policies disclosed in the FNTT Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date. Insurance exists only to the extent disclosed on such schedules. Section 2.16 Approval of Agreement The board of directors of FNTT have authorized the execution and delivery of this Agreement by FNTT and have approved the transactions contemplated hereby.

     Section 2.17 Material Transactions or Affiliations. As of the Closing Date, there will exist no material contract, agreement or arrangement between FNTT and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by FNTT to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of FNTT and which is to be performed in whole or in part after the date hereof. FNTT has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 2.18 Labor Relations. FNTT has never had a work stoppage resulting from labor problems. FNTT has no employees other than its officers and directors.

     Section 2.19 Previous Sales of Securities. Since inception, FNTT has sold or otherwise issued 6,395,357 common shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the United States and Canada and all such sales were made in accordance with the laws of said jurisdictions.

     Section 2.20 FNTT Schedules. Upon execution hereof, FNTT shall deliver to VOSS the following schedules, which are collectively referred to as the "FNTT Schedules" which are dated the date of this Agreement, all certified by an officer of FNTT to be complete, true and accurate:

          (a) complete and correct copies of the articles of incorporation and bylaws of FNTT as in effect as of the date of this Agreement;

          (b) copies of all financial statements of FNTT identified in Section 2.4(a);

          (c) a list indicating the names and addresses of the stockholders of FNTT, together with the number of shares owned by them;

          (d) the description of any material adverse change in the business, operations, property, assets, or condition of FNTT since December 31, 2001, required to be provided pursuant to Section 2.7;

          (e) a list of all executive employees of FNTT, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract; and

          (f) any other information, together with any required copies of documents, required to be disclosed in the FNTT Schedules by Sections 2.1 through 2.20.

     FNTT shall cause the FNTT Schedules and the instruments to be delivered to VOSS hereunder to be updated after the date hereof up to and including the Closing Date. It is specifically acknowledged by FNTT that it has no licenses, permits or other governmental authorizations relevant to its business.

                                   ARTICLE III
                               EXCHANGE PROCEDURE

     Section 3.1 Share Exchange/Delivery of VOSS Securities. On the Closing Date, the holders of the VOSS common shares shall deliver to FNTT (i) certificates or other documents evidencing all of the issued and outstanding VOSS common shares, duly endorsed in blank or with executed stock power attached thereto in transferable form; and (ii) investment letters, the form of which is attached hereto as Exhibit "A".

     Section 3.2 Issuance of FNTT Common Shares. In exchange for all of the VOSS common shares tendered pursuant to Section 3.1, FNTT shall issue a maximum of 36,050,000 "restricted" FNTT common shares to the VOSS shareholders in amounts as indicated on Exhibit "B" hereto.

          (a) Subject to the provisions of Section 3.2(d) hereafter, the Consideration, consisting of the total purchase price payable to the Stockholders in connection with the Agreement and Plan of Reorganization with VOSS, shall be delivered and shall consist exclusively of newly issued shares of Common Stock, $.001 par value per share, of FNTT (the "Shares") and shall be a maximum of 36,050,000 shares issued and exchanged on the basis of (3) shares of FNTT common shares for each common share of VOSS with fractional shares being rounded up to the next whole share.

          (b) The Consideration shall be allocated among the Stockholders in the proportion of their share ownership of the outstanding shares of VOSS Common Stock at the Closing as set forth on the VOSS Schedules. It is intended that the delivery of the Consideration shall qualify as a tax-free exchange under the Code.

          (c) The Shares to be delivered at the Closing shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances except that such shares shall be "restricted securities" pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "1933 Act").

          (d) FNTT shall deliver certificates evidencing the Shares to the Stockholders upon the surrender and delivery to FNTT of certificates representing all of such stockholder's issued and outstanding shares of VOSS Common Stock; and the execution of this Agreement by the Stockholders with respect to their investment intent as set forth in Section 3.2.

          (e) In the event that any one or more Stockholders have not complied with the terms identified in Section 3.2 within six months following the Effective Date (a "Non-Complying Stockholder"), FNTT reserves the right in its sole discretion at any time thereafter to cancel the Merger Consideration allocable to such Non-Complying Stockholder without notice, by payment to such Non-Complying Stockholder of the cash amount such Non-Complying Stockholder would have been entitled to receive had he exercised his right of dissent to this Agreement under California law.

     Section 3.3 Events Prior to Closing.

          (a) Upon execution hereof or as soon thereafter as practical, management of VOSS and FNTT shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

          (b) Upon execution hereof or as soon thereafter as practical, all the current shareholders of VOSS shall tender their share certificates, along with a duly executed stock power, to FNTT for cancellation.

     Section 3.4 Closing. The closing of the transaction contemplated by this Agreement shall be as of the date in which (i) each party hereto has executed this Agreement; and (ii) all conditions to Closing referenced hereinabove, as well as in Articles V and VI below, have been satisfied or waived by the appropriate party and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto (the "Closing Date").

     Section 3.5 Termination.

          (a) This Agreement may be terminated by the board of directors of either VOSS or FNTT at any time prior to the Closing Date if:

          (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

          (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions; or

          (iii) the conditions described in Articles V or VI, below, as applicable, have not been satisfied in full.

     In the event of termination pursuant to this subparagraph (a) of this
     Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

          (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of FNTT if VOSS shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of VOSS contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to VOSS. If this Agreement is terminated pursuant to this subparagraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

          (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of VOSS if FNTT shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of FNTT contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to FNTT. If this Agreement is terminated pursuant to this subparagraph (c) of Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

     Section 3.6 Directors of FNTT. Upon the Closing, FNTT shall confirm that its board of directors consists of a minimum of five (5) seats; filled by proper actions of the board of directors and shareholders of the company.


                                   ARTICLE IV
                               SPECIAL COVENANTS

     Section 4.1 Access to Properties and Records. VOSS and FNTT will each afford to the officers and authorized representatives of the other full access to the properties, books and records of VOSS and FNTT, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of VOSS and FNTT, as the case may be, as the other shall from time to time reasonably request.

     Section 4.2 Availability of Rule 144. Each of the parties acknowledge that the stock of FNTT to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 and/or Regulation S as promulgated pursuant to the Securities Act. FNTT is under no obligation to register such shares under the Securities Act, or otherwise.

     Section 4.3 Information for FNTT Public Reports. VOSS will furnish FNTT with all information concerning VOSS and the VOSS Stockholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by FNTT pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. VOSS covenants that all information so furnished for either such registration statement or other public release by FNTT, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

     Section 4.4 Special Covenants and Representations Regarding the FNTT Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the FNTT common shares to the stockholders of VOSS as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the VOSS stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, VOSS shall cause to be delivered, and the VOSS stockholders shall deliver to FNTT, the investment letter referenced in Section 3.1.

     Section 4.5 Third Party Consents. VOSS and FNTT agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.6 Actions Prior to Closing.

          (a) From and after the date of this Agreement until the Closing Date and except as set forth in the VOSS or FNTT Schedules or as permitted or contemplated by this Agreement, the parties hereto will each use its best efforts to:

          (i) carry on its business in substantially the same manner as it has heretofore;

          (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

          (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

          (v) maintain and preserve its business organization intact, retain its key employees and maintain its relationship with its material suppliers and customers; and

          (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all provincial, federal and state laws and all rules, regulations and orders imposed by provincial, federal or state governmental authorities.

          (vii) utilize its best efforts in order to establish and/or maintain a trading market for FNTT' s common stock on a U.S. over the counter market.

          (viii) From and after the date of this Agreement until the Closing Date, neither VOSS nor FNTT will, without the prior consent of the other party:

          (ix) except as otherwise specifically set forth herein, make any change in their respective articles of incorporation or bylaws;

          (x) declare or pay any dividend on its outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

          (xi) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

          (xii) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

          (xiii) purchase or redeem any shares of its capital stock, except as disclosed herein.

     Section 4.7 Indemnification.

          (a) VOSS hereby agrees to indemnify FNTT and each of the officers, agents and directors of FNTT as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy by VOSS appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

          (b) FNTT and its officers and directors hereby agree to indemnify VOSS and each of the officers, agents, directors and current shareholders of VOSS as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

                                    ARTICLE V
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF FNTT


     The obligations of FNTT under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1 Accuracy of Representations. The representations and warranties made by VOSS in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and VOSS shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by VOSS prior to or at the Closing. FNTT shall be furnished with a certificate, signed by a duly authorized officer of VOSS and dated the Closing Date, to the foregoing effect.

     Section 5.2 Officer's Certificate. FNTT shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of VOSS to the effect that: (a) the representations and warranties of VOSS set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing Date; (b) VOSS has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Closing Date; (c) since the date of VOSS's incorporation there has not been any materially adverse change in the business, prospects, properties or financial condition of VOSS; (d) since such date and other than as previously disclosed to FNTT, VOSS has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (e) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of VOSS, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the VOSS Schedules, by or against VOSS which might result in any material adverse change in any of the assets, properties, business or operations of VOSS.

     Section 5.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of VOSS.

     Section 5.4 Other Items. FNTT shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as FNTT may reasonably request.


                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF VOSS


     The obligations of VOSS under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

     Section 6.1 Accuracy of Representations. The representations and warranties made by FNTT in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and FNTT shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by FNTT prior to or at the Closing. VOSS shall have been furnished with a certificate, signed by a duly authorized executive officer of FNTT and dated the Closing Date, to the foregoing effect.

     Section 6.2 Officer's Certificate. VOSS shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of FNTT to the effect that: (a) the representations and warranties of FNTT set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing Date; (b) FNTT has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Closing Date; (c) since the date of FNTT's audited Balance Sheet of December 31, 2003, there has not been any materially adverse change in the business, prospects, properties or financial condition of FNTT; (d) since such date, FNTT has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (e) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of FNTT, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the FNTT Schedules, by or against FNTT which might result in any material adverse change in any of the assets, properties, business or operations of FNTT.

     Section 6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of FNTT.

     Section 6.4 Compliance with Reporting Requirements. As of the Closing Date, FNTT shall be current in and in compliance with all requirements of all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     Section 6.5 . Further Actions and Other Items. VOSS shall receive and FNTT is obligated to provide such further documents, certificates, or instruments relating to the transactions contemplated hereby as VOSS may reasonably request. At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.



                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.1 Brokers and Finders. Except as stated in Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2 Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

     Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:


                    If to VOSS:        Mr. Allan G Ligi
                                       13000 Danielson Street, Suite J
                                       Poway, CA  92064


                    If to FNTT:        Mr. James H. Watson, Jr.
                                       1869 W. Littleton Blvd.
                                       Littleton, CO  80120
or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's Schedules delivered pursuant to this Agreement.

     Section 7.7 Third Party Beneficiaries. This contract is solely among VOSS and FNTT and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.8 Entire Agreement This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9 Survival; Termination. Except as otherwise provided herein, the representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

     Section 7.10 Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

     Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefore.

     Section 7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.15 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof

     Section 7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     Section 7.21 Shareholder Meeting prior to Closing. In addition to the obligations contained herein, as soon as practicable after the signing of this Agreement and prior to Closing, all parties to this Agreement shall cooperate to see that a meeting of the shareholders of FNTT be held at which the FNTT shareholders shall adopt and approve amendments to the FNTT Articles of Incorporation, changing the name of FNTT to "VOS Systems, Inc." (or such other name as may be available and acceptable to management of VOSS), increase the minimum number of board seats to five(5), elect the board of directors, Increase the authorized common stock to a minimum of 90,000,000 and approve the terms of this agreement including the related issuance of FNTT common stock.

     Section 7.22 Assumption of Liability and Assignment of Asset

VOSS, FNTT and Mr. James H. Watson, Jr. agree that Mr. Watson shall personally assume responsibility for any FNTT debt that is currently outstanding as of the date of this Agreement, up to a maximum of $100,000 US dollars. Further, it is hereby agreed that Mr. Watson shall forgive any and all existing loans, other debts, or outstanding compensation due him from FNTT at this date. In consideration thereof, FNTT and VOSS do hereby agree to assign to Mr. Watson certain assets currently owned by FNTT, including the outstanding Promissory Note and Asset Purchase Agreement from LDI Group, LLC, a California limited liability corporation, and any other assets expressly listed and accepted by the parties as Schedule 7.22 to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

1st Net Technologies, Inc.,                  VOS Systems, Inc.,
a Colorado corporation                       a California corporation


By: /s/ James H. Watson, Jr.                 By: /s/ Alan J. Ligi
    ------------------------                    -------------------------
       James H. Watson, Jr.                         Alan J. Ligi
Its:  CEO                                    Its:  CEO






      Accepting the terms and responsibilities indicated under section 7.22 Assumption of Liability and Assignment of Asset including the associated schedule related to this agreement.

                             Agreed and Accepted by:


                        By: /s/ James H. Watson, Jr.
                            -----------------------------------
                            James H. Watson, Jr., an individual

                                   EXHIBIT "A"

                             ----------------------


                           FORM OF INVESTMENT LETTERS

                              --------------------

                                INVESTMENT LETTER

VOS Systems, Inc., a California corporation
13000 Danielson Street, Suite J
Poway, CA 92064

Management:

The undersigned herewith exchanges certificate(s) for shares of common stock of VOS Systems, Inc., a California corporation, ("OldCo"), as described below (endorsed, having executed stock powers attached or declared lost) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Reorganization (the "Agreement"), between 1st Net Technologies, Inc., a Colorado corporation ("NewCo" or the "Company") and OldCo, dated July 1, 2004, availability or receipt of which is hereby acknowledged, in exchange for shares of common stock of NewCo (the "Exchange Shares"). The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the Exchange Shares and as of the date of this letter:

1. The undersigned is aware that his, her or its acceptance of the Exchange Shares is irrevocable.

2. The undersigned warrants full authority to deposit all shares referred to above and NEWCO will acquire a good and unencumbered title thereto.

3. The undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of the undersigned.

4. By execution hereof, the undersigned hereby confirms that the NewCo common stock to be received in exchange for OldCo common stock (the "Securities"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

5. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. The undersigned understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as the undersigned by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. The undersigned understands that he/she/it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available, In this connection the undersigned understands that the Company has advised the Transfer Agent for the Common Shares to be issued to US residents that the Securities are "restricted securities" under the 1933 Act and that they may not be transferred by the undersigned to an person without the prior consent of the Company, which consent of the Company will require an opinion of counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by the undersigned must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, the undersigned acknowledges that a legend to the following effect will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

     The undersigned understands that the foregoing legend on his/her/its certificate for the Common Shares limits their value, including their value as collateral.

6. Representations and Warranties of the undersigned. The undersigned represents and warrants to the Company as follows;

a) The undersigned, either alone or with the assistance of his/her purchaser representative (as the term is defined under Rule 501(h) of Regulation D), if any, has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions of the exchange and has been afforded an opportunity to examine such documents and other information which the undersigned or his/her representative, if any, has requested for the purpose of verifying the information set forth in the Agreement and Plan of Merger referred to above and for the purpose of answering any questions the undersigned or his/her representative, if any, may have concerning the business and affairs of the Company.

b) The undersigned and his/her representative, if any, understand that no person has been authorized to give any information or to make any representations which were not contained in the Agreement and Plan of Merger or furnished pursuant to subparagraph (a) above and that the undersigned has not relied on any other representations or information.

c) The undersigned acknowledges and understands that these Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), and must be held indefinitely unless they are subsequently registered under the Act and/or applicable state securities laws, or exemptions from such registration are available. The Company is the only entity which may register its Securities under the Act and it is not contemplating registering any of its Securities. Furthermore, the Company has not made any representation, warranties, or covenants regarding the registration of the Securities or some other exemption under the Act.

d) The undersigned is aware that the Securities are and will be, when issued, "restricted securities" as that term is defined in Rule 144 (the "Rule") of the General Rules and Regulations under the Act.

e) The undersigned is fully aware of the applicable limitations on the resale of the Securities. The Rule permits sales of "restricted securities" held for not less than two years and upon compliance with the requirements of the Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of securities in limited amounts in accordance with the terms and conditions of that Rule.

f) The undersigned understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefore shall bear the following legend, or one substantially similar thereto, which The undersigned has read and understands;

     "The Securities represented by this Certificate have not been registered under the Securities Act of 1933 (the Act) and are restricted securities as that term is defined in Rule 144 under the Act. The Securities may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

g) In addition, the certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefore, shall bear such legend as may be required by the securities laws of the state in which the undersigned resides.

h) Because of the restrictions imposed on resale, the undersigned understands that the Company shall have the right to note stop-transfer instructions in the stock transfer records, and the undersigned has been informed of the Company's intention to do so. Any sales, transfers, or any other dispositions of the Securities by the undersigned, if any, will be in compliance with the Act.

i) The undersigned acknowledges that, either directly or with the assistance of his/her the undersigned Representative, if any, The undersigned has such knowledge and experience in financial and business matters as to make an informed investment decision based upon information set forth in the Agreement and Plan of Reorganization and such additional information as the undersigned may have requested and received from the Company.

j) The undersigned further represents that the undersigned can bear the economic risk of loss of his/her entire investment; that the address set forth below is his/her principal residence [or, if The undersigned is a corporation, partnership or other entity, the address of its principal place of business]; that The undersigned intends the exchange of the Securities for the undersigned's own account and not, in whole or in part, for the account of any other person; the undersigned is purchasing the Securities for investment and not with a view to public resale or distribution; and that the undersigned has not formed any entity for the purpose of purchasing the Securities.

k) The undersigned understands that the Company is relying upon the representations and statements made by the undersigned, in this Investment Letter, and the representations and statements made by the undersigned's Representative, if the undersigned has utilized the services of a Purchaser Representative.




     In Witness Whereof, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated:  ______________, 2004

Very truly yours,


----------------------------------------------
            (signature)


----------------------------------------------
       (print name in full)



----------------------------------------------
         (street address)


----------------------------------------------
        (city, state, zip)


----------------------------------------------
    (social security number or
  employer identification number)

                          LOST CERTIFICATE DECLARATION

The undersigned, _________________________________, hereby declares as follows:

1. I am the registered owner of Certificate No. ______________ dated ______________, representing (__________) shares of Common Stock of VOS Systems, Inc., a California corporation, (the "Company").

2. Said certificate has been lost or stolen and, after diligent search therefore, has not been found.

3. I have made no assignment, endorsement, transfer or other disposition of the shares represented by said certificate.

4. In consideration of the Company authorizing the issuance of a replacement certificate in my name, I agree to deliver said lost certificate to the Company immediately should it be recovered by me, and to indemnify and defend the Company, or any officer, director or transfer agent of the Company, against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of said replacement certificate.

I declare under penalty of perjury that the foregoing is true and correct and that this declaration was executed at

__________________________, ____________, on ______________________, 2004.
County    State


      ------------------------------
      Name of shareholder

                                   EXHIBIT "B"


VOSS Shareholders List: